OPINION OF BROAD AND CASSEL

                               BROAD AND CASSEL
                               ATTORNEYS AT LAW
                          201 S. BISCAYNE BOULEVARD
                            MIAMI, FLORIDA 33131
                               (305) 373-9400

                                                                 August 21, 1995

Royce Laboratories, Inc.
5350 N.W. 165th Street
Miami, Florida  33014

         RE:      ROYCE LABORATORIES, INC. (THE "COMPANY")
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to (i) options to purchase shares of the Company's common stock, $.005 par value per share ("Common Stock") issued in accordance with the Company's 1992 Stock Option Plan (the "1992 Plan") and the Company's 1995 Stock Option Plan (the "1995 Plan"), (ii) other options to purchase shares of Common Stock issued apart from the 1992 Plan and/or 1995 Plan, (iii) shares of Common Stock (the "Shares") underlying such options (the "Options") referenced in (i) and (ii) above, and (iv) shares of Common Stock issued upon the exercise of previously outstanding options (the securities referenced in (i), (ii), (iii) and (iv) above are collectively, the "Securities"), included in the Company's registration statement on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that:

Royce Laboratories, Inc.
August 21, 1995

Page 2

                  The shares of the Company's Common Stock that have been previously issued upon exercise of outstanding options in accordance with the terms thereof and against delivery of adequate consideration therefor were duly authorized, fully paid and non-assessable. When the Registration Statement becomes effective under the Act, and when the Options are issued and distributed in accordance with and pursuant to the 1992 Plan, 1995 Plan and/or pursuant to the terms thereof, the Options will be validly issued; and when the Shares are issued against delivery of adequate consideration therefor in accordance with and pursuant to the 1992 Plan, the 1995 Plan and/or the terms of the Options, the Shares will be validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of the Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                         Very truly yours,

                                                         BROAD AND CASSEL